SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated May 4, 2004.

Item 12. Results of Operations and Financial Condition

On May 4, 2004, the Company reported operating results for the quarter ended March 31, 2004. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 12 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 4, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 4, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. reports results for the first quarter ended March 31, 2004.

Glendale, California — PS Business Parks, Inc. (AMEX:PSB), reported operating results for the quarter ended March 31, 2004.

Net income allocable to common shareholders for the first quarter of 2004 was $4.2 million or $0.19 per diluted share on revenues of $55.4 million compared to $5.8 million or $0.27 per diluted share on revenues of $49.6 million for the same period in 2003.

Revenues increased $5.8 million in the first quarter of 2004 over the same period in the prior year as a result of properties acquired during the latter part of 2003, partially offset by a decrease in Same Park revenues of $1.4 million. Net income allocable to common shareholders decreased over the same periods by $1.6 million or $0.08 per diluted share. Offsetting the impact of net operating income from acquired properties was additional depreciation, interest costs and preferred distributions related to the acquired assets. In addition, the Company reported additional distributions to its preferred stock and unit holders of $2.1 million related to the redemption of its Series A and Series B preferred equity (see discussion below). Partially offsetting these decreases was a reduction in net loss from discontinued operations of $3.8 million, including a $5.9 million impairment provision.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for the first quarter of 2004 were $23.4 million or $0.81 per diluted share compared to $20.4 million or $0.71 per diluted share for the same period in 2003.

During the first quarter of 2004 the Company called for redemption its 9-1/4% Series A Cumulative Preferred Stock and its 8-7/8% Series B Preferred Operating Partnership Units. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the call for redemption of the Series A preferred stock resulted in an additional allocation of net income to preferred shareholders for the three months ended March 31, 2004 and a corresponding reduction of net income and FFO allocable to common shareholders of $1,866,000. The call for redemption of the Series B preferred operating partnership units resulted in an additional allocation of net income to preferred unit holders for the three months ended March 31, 2004 and a corresponding reduction in net income and FFO allocable to common shareholders of $267,000. The $2,113,000 aggregate reduction in net income allocable to common shareholders represents the excess of the redemption amount over the carrying amount of the Series A preferred stock and Series B preferred operating partnership units.

In the fourth quarter of 2003, the Company adopted guidance from the SEC regarding the inclusion of impairment adjustments in the calculation of funds from operations. Accordingly, the Company no longer adds back the effects of impairment losses in determining FFO, resulting in a decrease in FFO of $5.9 million or $0.20 per diluted share for the three months ended March 31, 2003.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 and the adoption of the SEC’s guidance regarding impairment adjustments on the Company’s FFO per common share:

	For the Three Months Ended March 31,
	2004	2003

FFO per common share before adjustments	$0.88	$0.91
Application of EITF Topic D-42	(0.07)	--
Impairment provision	--	(0.20)

FFO per common share, as reported	$0.81	$0.71

Property Operations

In order to evaluate the performance of the Company’s overall portfolio, management analyzes the operating performance of a consistent group of properties (14.2 million net rentable square feet). These properties (herein referred to as “Same Park” facilities) have been owned and operated by the Company since January 1, 2003. In the first quarter of 2004 the Company reevaluated its plans to sell five office and flex buildings and 4.5 acres of land in Beaverton, Oregon. The Company has determined that these properties will not likely be sold within the next twelve months. Accordingly, these properties have been included in the Same Park facilities for the three months ended March 31, 2004 and 2003. Same Park facilities represent approximately 77% of the Company’s total portfolio of 18.3 million square feet as of March 31, 2004.

The following tables summarize the operating results of the Same Park facilities as well as the total portfolio:

Same Park Facilities (14.2 million square feet)

	Three Months Ended March 31,
	2004	2003	Change
	(in thousands, except per square foot amounts)
Rental income before straight-line rent adjustment	$46,680	$48,071	(2.9%)
Straight-line rent adjustment	520	635	(18.	1%)

Total rental income	47,200	48,706	(3.1%)
Cost of operations	13,702	13,383	2.4%

Net operating income	33,498	35,323	(5.2%)
Less: straight-line rent adjustm	(520)	(635)	(18.	1%)

Net operating income before straight-line rent adjustment(1)	$32,978	$34,688	(4.9%)

Gross margin(2)	70.6%	72.2%	(2.2%)
Weighted average for period:
Occupancy	90.4%	92.6%	(2.4%)
Annualized realized rent per occupied sq. ft.(3)	$14.58	$14.67	(0.6%)

(1)	Net operating income ("NOI") is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The key components of NOI are rental income less cost of operations excluding the effects of the straight-line rent adjustment and depreciation.

(2)	Gross margin is computed by dividing property net operating income before straight-line rent adjustment by rental income before straight line rent adjustment.

(3)	Realized rent per square foot represents the revenues earned before straight-line rent adjustment per occupied square foot.

Total Portfolio Statistics (18.3 million square feet) (1)

	Three Months Ended March 31,
	2004	2003	Change
	(in thousands, except per square foot amounts)
Rental income before straight-line rent adjustment	$54,523	$48,515	12.4%
Straight-line rent adjustment	652	635	2.7%

Total rental income	55,175	49,150	12.3%
Cost of operations	16,672	13,519	23.3%

Net operating income	38,503	35,631	8.1%
Less: straight-line rent adjustment	(652)	(635)	2.7%

Net operating income before straight-line rent adjustment(2)	$37,851	$34,996	8.2%

Gross margin(3)	69.4%	72.1%	(3.7%)
Weighted average for period:
Square footage	18,280	14,215	28.6%
Occupancy	88.2%	92.5%	(4.6%)
Annualized realized rent per occupied sq. ft.(4)	$13.53	$14.76	(8.3%)

(1)	Does not include discontinued operations.

(2)	Net operating income (“NOI”) is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The key components of NOI are rental income less cost of operations excluding the effects of the straight-line rent adjustment and depreciation.

(3)	Gross margin is computed by dividing property net operating income before straight-line rent adjustment by rental income before straight line rent adjustment.

(4)	Realized rent per square foot represents the revenues earned before straight-line rent adjustment per occupied square foot.

Financial Condition

The Company continues to maintain financial strength and flexibility. The following are the Company’s key financial ratios with respect to its leverage at and for the three months ended March 31, 2004.

Ratio of FFO to fixed charges (1)	29.7x
Ratio of FFO to fixed charges and preferred distributions excluding
the effects of EITF Topic D-42 (2)	3.1x
Debt and preferred equity to total market capitalization (based on
the common stock price of $46.35 at March 31, 2004)	32%
Available under line of credit at March 31, 2004 (3)	$ 39 million

(1)	Fixed charges include interest expense of $1,266,000.

(2)	Preferred distributions include amounts paid to preferred shareholders of $5,959,000 (excludes $1,866,000 related to EITF Topic D-42) and preferred unit holders in the operating partnership of $4,810,000 (excludes $267,000 related to EITF Topic D-42).

(3)	As of April 30, 2004 the availability under the line of credit was $53 million.

Redemption of Preferred Stock and Preferred Units

On April 30, 2004 the Company redeemed 2,112,900 depositary shares of its 9-1/4% Cumulative Series A Preferred Stock for approximately $52.8 million and on April 23, 2004 the Company redeemed 510,000 units of its 8-7/8% Series B Cumulative Preferred Operating Partnership Units for approximately $12.8 million. As a result, the Company has reported the aggregate redemption amount of its Series A preferred shares and Series B preferred operating partnership units, or approximately $65.6 million, as a liability at March 31, 2004. In accordance with EITF Topic D-42, the redemptions resulted in a reduction of net income allocable to common shareholders of approximately $2,133,000 for the three months ended March 31, 2004 equal to the excess of the redemption amounts over the carrying amounts of the redeemed securities.

Issuance of Preferred Stock

On April 21, 2004, the Company issued 3,000,000 depositary shares, each representing 1/1,000 of a share of the Company’s 6.875% Cumulative Preferred Stock, Series I, at $25.00 per share. The Company received net proceeds of approximately $72.6 million, which were used to redeem the Company’s outstanding 9.25% Series A Preferred Stock and 8.875% Series B Preferred Operating Partnership Units, and reduce the outstanding balance on the Company’s line of credit.

On January 30, 2004, the Company issued 6,900,000 depositary shares, each representing 1/1,000 of a share of the Company’s 7.00% Cumulative Preferred Stock, Series H, at $25.00 per share. The Company received net proceeds of approximately $167 million, which was used to repay outstanding short-term debt, consisting of borrowings under the Company’s line of credit with Wells Fargo Bank and a portion of a short-term loan from Public Storage, Inc.

Property Dispositions

In April 2004, the Company sold a 43,000 square foot flex facility in Austin, Texas with net proceeds of approximately $1.1 million.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on May 4, 2004. Distributions were also declared on the various series’ of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable June 30, 2004 to shareholders of record on June 15, 2004.

Series	Dividend Rate	Dividend Declared
Series D	9.500%	$0	.593750
Series F	8.750%	$0	.546875
Series H	7.000%	$0	.437500
Series I	6.875%	$0	.334202(1)

(1)	Dividend declared payable to Series I shareholders has been prorated based on the issuance date of April 21, 2004.

Appointment of Senior Vice President of Acquisitions and Dispositions

The Company has announced that effective immediately M. Brett Franklin has been promoted to Senior Vice President, Acquisitions and Dispositions. Mr. Franklin has been with the Company for over six years, most recently serving as Vice President of Acquisitions. He has been intimately involved in the Company’s growth, working within the Company’s investment team as the Company has expanded its portfolio to over 18 million square feet in eight metropolitan markets.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2004, PSB wholly-owned approximately 18.3 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,895,000 sq. ft.), Florida (3,352,000 sq. ft.), Oregon (1,941,000 sq. ft.), Virginia (2,625,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities, the Company’s ability to evaluate, finance, and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing Real Estate Investment Trusts; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc. including more financial analysis of the first quarter’s operating results is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, May 5, 2004 at 10:00 A.M. (PST) to discuss the first quarter results. The toll free number is 1-800-399-4409; the conference ID is 6792922. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through May 12, 2004 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.
Selected Financial Data
(unaudited, in thousands)

	At March 31, 2004	At December 31, 2003
Balance Sheet Data:
Cash and cash equivalents	$5,114	$5,809
Properties held for disposition, net	$1,370	$34,649

Real estate facilities, before accumulated depreciation	$1,560,872	$1,517,039
Total assets	$1,348,726	$1,358,861
Preferred equity called for redemption	$65,573	$--
Total debt	$80,540	$264,694
Minority interest - common units	$168,535	$169,888
Minority interest - preferred units	$205,000	$217,750
Perpetual preferred stock	$288,350	$168,673
Common shareholders' equity	$503,143	$502,155

Total common shares outstanding at period end	21,806	21,566

Total common shares outstanding at period end,
assuming conversion of all Operating
Partnership units into common stock	29,083	28,871

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2004	2003
Revenues:
Rental income	$55,175	$49,150
Facility management fees primarily from
affiliates	155	185
Interest and other income	27	272

	55,357	49,607

Expenses:
Cost of operations	16,672	13,519
Depreciation and amortization	17,884	13,685
General and administrative	1,091	1,054
Interest expense	1,266	1,002

	36,913	29,260

Income before discontinued operations and
minority interest	18,444	20,347

Discontinued operations:
Income from discontinued operations	21	270
Impairment charge on properties held for sale	--	(5,907)
Equity in income of discontinued joint venture	--	1,796

Net income (loss) from discontinued operations	21	(3,841)

Income before minority interests	18,465	16,506
Minority interest in income - preferred units	(5,077)	(4,810)
Minority interest in income - common units .	(1,405)	(1,965)

Net income	$11,983	$9,731

Net income allocation:
Allocable to preferred shareholders	$7,825	$3,928
Allocable to common shareholders	4,158	5,803

	$11,983	$9,731

Net income per common share - basic and
diluted:
Continuing operations	$0.19	$0.40
Discontinued operations	--	(0.13)

	$0.19	$0.27

Weighted average common shares outstanding:
Basic	21,613	21,374

Diluted	21,778	21,520

PS BUSINESS PARKS, INC.
Computation of Funds from Operations (“FFO”) and Funds Available for Distribution (“FAD”)
(unaudited, in thousands, except per share amounts)

	For the Three Months Ended March 31,
	2004	2003
Computation of Diluted Funds From Operations per Common Share ("FFO") (1):

Net income allocable to common shareholders	$4,158	$5,803
Adjustments:
Equity income from gain on sale of joint
venture properties	--	(1,076)
Depreciation and amortization	17,884	13,685
Minority interest in income - common units	1,405	1,965

FFO allocable to common shareholders	$23,447	$20,377

Weighted average common shares outstanding	21,613	21,374
Weighted average common OP units outstanding	7,305	7,305
Weighted average stock options outstanding using
treasury method	165	146

Weighted average common shares and OP units for
purposes of computing fully-diluted FFO per
common share	29,083	28,825

Diluted FFO per common share	$0.81	$0.71

Computation of Funds Available for Distribution
("FAD")(2):

FFO allocable to common shareholders	$23,447	$20,377
Adjustments:
Maintenance capital expenditures	(880)	(573)
Tenant improvements	(2,826)	(2,885)
Lease commissions	(1,413)	(1,029)
Straight-line rent adjustment	(652)	(635)
Stock based compensation expense	322	174
In-place rents adjustment	39	--
Impairment charge on properties held for sale	--	5,907
Impact of application of EITF Topic D-42	2,133	--

FAD	$20,170	$21,336

Distributions to common shareholders and unit
holders	$8,397	$8,317

Distribution payout ratio	41.6%	39.0%

(1)	Funds from operations (“FFO”) is a term defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) by which real estate investment trusts (“REITs”) may be compared. It is generally defined as net income, computed in accordance with generally accepted accounting principals, before depreciation, amortization, minority interest in income and extraordinary items. The Company considers FFO to be a useful measure of the operating performance of a REIT, which provides investors with a basis to evaluate the operations and the cash flows of a REIT. FFO does not represent net income or cash flow from operations as defined by GAAP. FFO computations do not factor out the REIT’s requirement to make either capital expenditures or principal payments on debt. The Company excludes gains/losses on disposition of real estate and gains/losses on sale of marketable securities to more accurately reflect cash flow from real estate operations. Other REITs may not make these adjustments in computing FFO.

(2)	Funds available for distribution (“FAD”) is computed by deducting from consolidated FFO recurring capital expenditures, tenant improvements, capitalized leasing commissions, and the straight line rent adjustment from FFO and adding impairment charges and stock based compensation expense. Like FFO, the Company considers FAD to be a useful measure for investors to evaluate the operations and cash flows of a REIT. FAD does not represent net income or cash flow from operations as defined by GAAP.